U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 13, 2004

KAISER GROUP HOLDINGS, INC.
(successor issuer to Kaiser Group International, Inc.)
(Exact name of registrant as specified in its charter)

Delaware	File No. 1-12248	54-2014870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12303 Airport Way, Suite 125
Broomfield, Colorado 80021
(Address of principal executive offices, including zip code)

720-889-2770
(Registrant’s telephone number, including area code)

Item 5.                                                   Other Events and Regulation FD Disclosure

In a press release dated January 13, 2004, Kaiser Group Holdings, Inc. announced plans for a preferred stock redemption of its Series 1 Redeemable Cumulative Preferred Stock with a redemption date of February 16, 2004.  The Company also announced that it will hold its annual meeting of shareholders on Wednesday, May 5, 2004, at 10:30 a.m. in the auditorium at 9302 Lee Highway, Fairfax, VA 22031.  A copy of this one-page press release is attached to this Report on Form 8-K as Exhibit 99.1.

Item 7.                                                   Financial Statements and Exhibits

Exhibit 14.1 – Corporate Code of Conduct

Exhibit 14.2 – Policies on Securities Law Compliance and Transactions in Company Securities

Exhibit 99.1 – Press Release

Exhibit 99.2 – Charter of the Audit Committee of the Board of Directors

Exhibit 99.3 – Corporate Governance Principles

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER GROUP HOLDINGS, INC.
(Registrant)

/s/ John T. Grigsby, Jr.
John T. Grigsby, Jr.
President and Chief Executive Officer

Date:	January 13, 2004